UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

STABLE ROAD ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Abbot Kinney Blvd.
Venice, California	90291
(Address of principal executive offices)	(Zip Code)

(833) 478-2253

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	SRACU	The Nasdaq Stock Market LLC
Class A Common Stock, par value $0.0001 per share	SRAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SRACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In the evening, Eastern Time, on April 12, 2021, the Acting Chief Accountant and Acting Director of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”) released the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “Staff Statement”). The Staff Statement sets forth the conclusion of the SEC’s Office of the Chief Accountant that certain provisions included in the warrant agreements entered into by many special purpose acquisition companies require such warrants to be accounted for as liabilities measured at fair value, rather than as equity securities, with changes in fair value during each financial reporting period reported in earnings. Stable Road Acquisition Corp. (the “Company”) has previously classified its outstanding warrants issued in connection with its initial public offering in November 2019 as components of equity (for a full description of the Company’s outstanding warrants, refer to the Registration Statement on S-1 (File No. 333- 233980), filed in connection with the Company’s initial public offering and declared effective by the SEC on November 7, 2019).

On June 8, 2021, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”), in response to the Staff Statement, and after discussion with management and its legal advisors, concluded that the Company’s previously issued (i) consolidated financial statements as of and for the year ended December 31, 2020 and (ii) consolidated financial statement as of November 13, 2019; as of and for the period ended December 31, 2019; and as of and for the unaudited periods ended March 30, 2020, June 30, 2020 and September 30, 2020 (collectively, the “Affected Periods”) should be restated to reflect the impact of the guidance in the Staff Statement and accordingly, should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results for the Affected Periods should no longer be relied upon. While the terms and quantum of the warrants have not changed, the Company concluded the warrants do not meet the conditions to be classified in equity and instead, the warrants meet the definition of a derivative under ASC 815, under which the Company should record the warrants as derivative liabilities on the Company’s balance sheet.

The Company has discussed this approach with its independent registered public accounting firm, WithumSmith+Brown, PC, and intends to file, as soon as practicable, an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on March 8, 2021 (the “Amended 10-K”) reflecting this reclassification of the warrants for the Affected Periods. The adjustments to the financial statement items for the Affected Periods will be set forth through expanded disclosure in the financial statements included in the Amended 10-K, including further describing the restatement and its impact on previously reported amounts.

Management is assessing the effect of the restatements on the Company’s internal control over financial reporting and its disclosure controls and procedures and will report its conclusions in the Amended 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STABLE ROAD ACQUISITION CORP.

Dated: June 10, 2021	By:	/s/ Brian Kabot
Brian Kabot Chief Executive Officer

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